NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
                  INCORPORATED UNDER THE LAWS OF THE STATE OF
                                    DELAWARE

   NUMBER                                                              SHARES
+----------+                  ADVANCED TECHNOLOGY                   +----------+
|          |                    INDUSTRIES, INC.                    |          |
+----------+                                                        +----------+
                   AUTHORIZED COMMON STOCK: 50,000,000 SHARES
                               PAR VALUE: $.0001



THIS CERTIFIES THAT



IS THE RECORD HOLDER OF


         Shares of ADVANCED TECHNOLOGY INDUSTRIES, INC. Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

         Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

         Dated:

[ADVANCED TECHNOLOGY
CORPORATE SEAL]


/s/ signature                                      /s/ signature
-----------------------------                      -----------------------------
                    SECRETARY                                          PRESIDENT